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Exhibit 10.24

                                 STAFFMARK, INC.

                   AMENDED AND RESTATED 1996 STOCK OPTION PLAN

SECTION 1. PURPOSE. The Plan (i) authorizes the Committee to provide to Employees and Consultants of the Corporation and its Subsidiaries, who are in a position to contribute materially to the long-term success of the Corporation, with options to acquire Common Stock, par value $.01 per share, of the Corporation, and (ii) provides for the automatic grant of options to Non-Employee Directors of the Corporation in accordance with the terms specified herein. The Corporation believes that this incentive program will cause those persons to increase their interest in the Corporation's welfare, and aid in attracting and retaining Employees, Consultants and Directors of outstanding ability.

SECTION 2. DEFINITIONS. Unless the context clearly indicates otherwise, the following terms, when used in this Plan, shall have the meanings set forth in this Section:

                  (a) "Board" shall mean the Board of Directors of the Corporation.

                  (b) A "Change in Control" shall be deemed to have occurred if:

                           (i) any person, other than the Corporation or an
                  employee benefit plan of the Corporation, acquires directly or indirectly the Beneficial Ownership of any voting security of the Corporation and immediately after such acquisition such Person is, directly or indirectly, the Beneficial Owner of voting securities representing 50% or more of the total voting power of the then-outstanding voting securities of the Corporation;

                           (ii) the individuals (A) who, as of the closing date
                  of the Initial Public Offering, constitute the Board (the"Original Directors") or (B) who thereafter are elected to the Board and whose election, or nomination for election, to the Board was approved by a vote of at least two-thirds (2/3) of the Original Directors then still in office (such directors becoming "Additional Original Directors" immediately following their election) or (C) who are elected to the Board and whose election, or nomination for election, to the Board was approved by a vote of at least two-thirds (2/3) of the Original Directors and Additional Original Directors then still in office (such directors also becoming "Additional Original Directors" immediately following their election)(such individuals being the "Continuing Directors"), cease for any reason to constitute a majority of the members of the Board;

                           (iii) the stockholders of the Corporation shall
                  approve a merger, consolidation, recapitalization, or reorganization of the Corporation, a reverse stock split of outstanding voting securities, or consummation of any such transaction if stockholder approval is not sought or obtained, other than any such transaction which would result in at least 75% of the total voting power represented by the voting securities of the surviving entity outstanding immediately after such transaction being Beneficially Owned by at least 75% of the holders of outstanding voting securities of the Corporation immediately prior to the transaction, with the voting power of each such continuing holder relative to other such continuing holders not substantially altered in the transaction; or

                           (iv) the stockholders of the Corporation shall
                  approve a plan of complete liquidation of the Corporation or an agreement for the sale or disposition by the Corporation of all or a substantial portion of the Corporation's assets (i.e. 50% or more of the total assets of the Corporation).

                  (c) "Code" shall mean the Internal Revenue Code of 1986 as it may be amended from time to time.



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                  (d) "Committee" shall mean the Board, or any committee of two or more Directors that may be designated by the Board to administer the Plan. The Committee may be comprised of "non-employee directors" within the meaning of Rule 16b-3 under the Exchange Act and "outside directors" under section 162(m) of the Code.

                  (e) "Consultant" shall mean (i) any person who is engaged to perform services for the Corporation or its Subsidiaries, other than as an Employee or Director, or (ii) any person who has agreed to become a consultant within the meaning of clause (i).

                  (f) "Control Person" shall mean any person who, as of the date of grant of an Option, owns (within the meaning of Section 422(b)(6) of the Code) stock possessing more than ten percent (10%) of the total combined voting power or value of all classes of stock of the Corporation or of any Parent or "subsidiary corporation" (within the meaning of Section 424(f) of the Code).

                  (g) "Corporation" shall mean StaffMark, Inc., a Delaware corporation.

                  (h) "Director" shall mean any member of the Board.

                  (i) "Employee" shall mean (i) any full-time employee of the Corporation or its Subsidiaries (including Directors who are otherwise employed on a full-time basis by the Corporation or its Subsidiaries), or (ii) any person who has agreed to become an employee within the meaning of clause (i).

                  (j) "Exchange Act" shall mean the Securities Exchange Act of 1934 as it may be amended from time to time.

                  (k) "Fair Market Value" of the Stock on a given date shall be based upon: (i) if the Stock is listed on a national securities exchange or quoted in an interdealer quotation system, the last sales price or, if unavailable, the average of the closing bid and asked prices per share of the Stock on such date (or, if there was no trading or quotation in the Stock on such date, on the next preceding date on which there was trading or quotation) as provided by one of such organizations; or (ii) if the Stock is not listed on a national securities exchange or quoted in an interdealer quotation system, as determined by the Board in good faith in its sole discretion, provided, however, that the "fair market value" of Stock on the date on which shares of Stock are first issued and sold pursuant to a registration statement filed with and declared effective by the Securities and Exchange Commission shall be the Initial Public Offering price of the shares so issued and sold, as set forth in the first prospectus used in such offering.

                  (l) "Grantee" shall mean a person granted an Option under the Plan.

                  (m) "Initial Public Offering" shall mean an initial public offering of shares of Stock in a firm commitment underwriting registered with the Securities and Exchange Commission in compliance with the provisions of the 1933 Act.

                  (n) "ISO" shall mean an Option granted pursuant to the Plan to purchase shares of Stock and intended to qualify as an incentive stock option under Section 422 of the Code, as now or hereafter constituted.

                  (o) "1933 Act" shall mean the Securities Act of 1933, as amended.

                  (p) "Non-Employee Director" shall mean a Director of the Corporation who is not an Employee, and who was not an Employee at any time during the prior one year period.

                  (q) "NQSO" shall mean an Option granted pursuant to the Plan to purchase shares of the Stock that are not ISOs.

                  (r) "Options" shall refer collectively to NQSOs and ISOs issued under and subject to the Plan.



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                  (s) "Parent" shall mean any parent corporation as defined in
         Section 424(e) of the Code.

                  (t) "Plan" shall mean this Amended and Restated 1996 Stock Option Plan as set forth herein and as amended from time to time.

                  (u) "Stock" shall mean shares of the common stock of the Corporation.

                  (v) "Stock Option Agreement" shall mean a written agreement between the Corporation and the Grantee, or a certificate accepted by the Grantee, evidencing the grant of an Option hereunder and containing such terms and conditions, not inconsistent with the Plan, as the Committee shall approve.

                  (w) "Subsidiary" shall mean (i) any company (whether a corporation, partnership, joint venture or other entity) in which the Company owns, directly or indirectly, a majority of the shares of capital stock or other equity interest, or (ii) any entity which the Committee reasonably expects to become a subsidiary within the meaning of clause (i).

SECTION 3. SHARES OF STOCK SUBJECT TO THE PLAN. Subject to adjustment as described in section 10, the total amount of Stock that may be subject to outstanding Options, determined immediately after the grant of any Option, shall not exceed the greater of 650,000 shares or 12% percent of the total number of shares of Stock outstanding. Notwithstanding the foregoing, subject to adjustment as described in section 10, the number of shares that may be delivered upon exercise of ISOs shall not exceed 650,000. For purposes of the foregoing limits, shares subject to Options shall not be deemed delivered if such Options are forfeited, expire or otherwise terminate without delivery of shares to the Grantee. Any shares of Stock delivered pursuant to an Option may consist, in whole or in part, of authorized and unissued shares or treasury shares.

SECTION 4. ADMINISTRATION OF THE PLAN. The Plan shall be administered by the Committee. Subject to the express provisions of the Plan, the Committee shall have the authority to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to the Plan, to determine the terms and provisions of Stock Option Agreements thereunder and to make all other determinations necessary or advisable for the administration of the Plan. Any controversy or claim arising out of or related to this Plan or the Options granted thereunder shall be determined unilaterally by, and at the sole discretion of, the Committee. Any action of the Committee with respect to the Plan shall be final, conclusive, and binding on all persons, including the Corporation, Subsidiaries of the Corporation, Grantees, and any person claiming any rights under the Plan from or through any Grantee and stockholders. The express grant of any specific power to the Committee, and the taking of any action by the Committee, shall not be construed as limiting any power or authority of the Committee. The Committee may delegate to officers or managers of the Corporation or any Subsidiary the authority, subject to such terms as the Committee shall determine, to perform administrative functions to the extent permitted under Rule 16b-3, if applicable, Code section 162(m), and other applicable law.

SECTION 5. TYPES OF OPTIONS. Options granted under the Plan may be of two types:
ISOs or NQSOs. The Committee shall have the authority and discretion to grant to an eligible Employee either ISOs, NQSOs or both, but shall clearly designate the nature of each Option at the time of grant in the Stock Option Agreement.

SECTION 6. GRANT OF OPTIONS TO EMPLOYEES AND CONSULTANTS.

                  (a) Employees and Consultants of the Corporation and its Subsidiaries shall be eligible to receive Options under the Plan. Grantees who are not employees of the Corporation or a "subsidiary corporation" (within the meaning of Section 424(f) of the Code) on the date an Option is granted shall only receive NQSOs.

                  (b) The exercise price per share of Stock subject to an Option granted to an Employee or Consultant shall be determined by the Committee and specified in the Stock Option Agreement, provided, however, that the exercise price of each share subject to an Option shall be not less than 100%, or, in the case of an ISO granted to a Control Person, 110% of the Fair Market Value of a share of the Stock on the date such Option is granted.



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                  (c) The term of each Option granted to an Employee or
         Consultant shall be determined by the Committee and specified in a Stock Option Agreement, provided that no Option shall be exercisable more than ten years from the date such Option is granted, and provided further that no ISO granted to a Control Person shall be exercisable more than five years from the date of the Option grant.

                  (d) The Committee shall determine and designate from time to time Employees or Consultants who are to be granted Options, and shall specify in the Stock Option Agreement the nature of each Option granted and the number of shares of Stock subject to each such Option, provided, however, that in any calendar year, no Employee or Consultant may be granted an Option to purchase more than 500,000 shares of Stock (determined without regard to when such Option is exercisable), subject to adjustment pursuant to Section 10.

                  (e) Notwithstanding any other provisions hereof, the aggregate Fair Market Value (determined at the time the ISO is granted) of the Stock with respect to which ISOs are exercisable for the first time by any Employee during any calendar year under all plans of the Corporation and any Parent or "subsidiary corporation" (within the meaning of Section 424(f) of the Code) shall not exceed $100,000. To the extent the limitation set forth in the preceding sentence is exceeded, the Options with respect to such excess shall be treated as NQSOs.

                  (f) The Committee shall determine whether any Option granted to an Employee or Consultant shall become exercisable in one or more installments and specify the installment dates in the Stock Option Agreement. The Committee may also specify in the Stock Option Agreement such other provisions, not inconsistent with the terms of this Plan, as it may deem desirable, including such provisions as it may deem necessary to qualify any ISO under the provisions of Section 422 of the Code. Unless otherwise determined by the Committee and specified in the Stock Option Agreement, all Options shall immediately become exercisable upon a Change in Control.

                  (g) All Options granted hereunder prior to the Initial Public Offering shall be conditional upon, and for all purposes hereunder, deemed granted upon, the Initial Public Offering.

                  (h) The Committee may, at any time, grant new or additional options to any eligible Employee or Consultant who has previously received Options under this Plan, or options under other plans, whether such prior Options or other options are still outstanding, have been exercised previously in whole or in part, or have been canceled. The exercise price of such new or additional Options may be established by the Committee, subject to Section 6(b) hereof, without regard to such previously granted Options or other options.

SECTION 7.  GRANTS OF OPTIONS TO NON-EMPLOYEE DIRECTORS.

                  (a) Non-Employee Directors of the Corporation shall be eligible to receive Options under the Plan only pursuant to the provisions of this Section 7. Each individual who agrees to become a Non-Employee Director prior to the consummation of the Corporation's Initial Public Offering shall receive, without the exercise of the discretion of any person, an NQSO under the Plan relating to the purchase of 10,000 shares of Stock at an exercise price per share equal to the Initial Public Offering Price per share. Such Option grant shall be conditional upon, and for all purposes hereunder, deemed granted upon, the Initial Public Offering. Thereafter, on the day after the first annual meeting of stockholders next following the date of an Initial Public Offering, and the day after each subsequent annual meeting, each person who is a continuing Non-Employee Director on any such date shall receive, without the exercise of the discretion of any person, an NQSO under the Plan relating to the purchase of 2,000 shares of Stock, and each person who is a new, first-time Non-Employee Director on any such date shall receive, without the exercise of the discretion of any person, an NQSO under the Plan relating to the purchase of 10,000 shares of Stock. In the event that there are not sufficient shares available under this Plan to allow for the grant to each Non-Employee Director of an NQSO for the number of shares provided herein, each Non-Employee Director shall receive an NQSO for his pro rata share of the total number of shares of Stock available under the Plan.



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                  (b) Except as set forth in Section 7(a), the exercise price of each share of Stock subject to an Option granted to a Non-Employee Director shall equal the Fair Market Value of a share of Stock on the date such Option is granted.

                  (c) Each Option granted to a Non-Employee Director shall become exercisable in equal annual installments on the date of grant and on each of the first two anniversaries of the date of grant, and shall have a term of five years from the date of grant. Notwithstanding the exercise period of any Option granted to a Non-Employee Director, all such Options shall immediately become exercisable upon a Change in Control.

SECTION 8.  EXERCISE OF OPTIONS.

                  (a) A Grantee or other permitted holder shall exercise an Option by delivery of written notice to the Corporation setting forth the number of shares with respect to which the Option is to be exercised, together with cash, certified check, bank draft, wire transfer, or postal or express money order payable to the order of the Corporation for an amount equal to the Option price of such shares and any income tax which may be required to be withheld as determined by the Committee pursuant to Section 12. The Committee may, in its sole discretion, permit a Grantee to pay all or a portion of the exercise price by delivery of Stock or other property (including notes or other contractual obligations of Grantees to make payment on a deferred basis, such as through "cashless exercise" arrangements, to the extent permitted by applicable law), and the methods by which Stock will be delivered or deemed to be delivered to Grantees.

                  (b) Except as provided pursuant to section 9(a), no Option granted to an Employee or Consultant shall be exercised unless at the time of such exercise the Grantee is then: (i) an employee of the Company or a Subsidiary (determined with reference to Section 2(w)(i) only); or (ii) a Consultant (determined with reference to Section 2(e)(i) only) of the Corporation or a Subsidiary (determined with reference to Section 2(w)(i) only).

                  (c) Except as provided in Section 9(a), no Option granted to a Non-Employee Director shall be exercised unless at the time of such exercise the Grantee is then a Non-Employee Director.

SECTION 9.  EXERCISE OF OPTIONS UPON TERMINATION.

                  (a) Unless otherwise determined by the Committee, upon termination of a Grantee's employment with the Corporation and its Subsidiaries, such Grantee may exercise any Options during the three month period following such termination of employment, but only to the extent such Option was exercisable immediately prior to such termination of employment. Notwithstanding the foregoing, if the Committee determines that such termination is for cause, all Options held by the Grantee shall immediately terminate. In addition, all Options granted on the basis of clause (ii) of Section 2(e), Section 2(i) or Section 2(w) shall immediately terminate if the Committee determines, in its sole discretion, that the Consultant, Employee, or Subsidiary, as the case may be, will not become a Consultant, Employee or Subsidiary within the meaning of clause (i) of such Sections.

                  (b) Unless otherwise determined by the Committee and specified in the Stock Option Agreement, in no event shall any Option be exercisable for more than the maximum number of shares that the Grantee was entitled to purchase at the date of termination of the relationship with the Corporation and its Subsidiaries.

                  (c) The sale of any Subsidiary shall be treated as a termination of employment with respect to any Grantee employed by such Subsidiary.

                  (d) Subject to the foregoing, in the event of death, Options may be exercised by a Grantee's legal representative. Options transferred pursuant to Section 14 may also be exercised by a permitted holder.



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SECTION 10. ADJUSTMENT UPON CHANGES IN CAPITALIZATION. In the event any dividend or other distribution (whether in the form of cash, Stock, or other property), recapitalization, forward or reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, or share exchange, or other similar corporate transaction or event affects the Stock such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of Grantees under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (i) the number and kind of shares of Stock deemed to be available thereafter for grants of Options under Section 3, (ii) the number and kind of shares of Stock that may be delivered or deliverable in respect of outstanding Options, (iii) the number of shares with respect to which Options may be granted to a given Grantee in the specified period as set forth in Section 6(d), and (iv) the exercise price or, if deemed appropriate, the Committee may make provision for a cash payment with respect to any conditions of, and the criteria included in, Options (including, without limitation, cash payments in exchange for an Option or substitution of Options using stock of a successor or other entity) in recognition of unusual or nonrecurring events (including, without limitation, events described in the preceding sentence) affecting the Corporation or any Subsidiary or the financial statements of the Corporation or any Subsidiary, or in response to changes in applicable laws, regulations, or accounting principles.

SECTION 11. RESTRICTIONS ON ISSUING SHARES. The Corporation shall not be obligated to deliver Stock upon the exercise or settlement of any Options or take other actions under the Plan until the Corporation shall have determined that applicable federal and state laws, rules, and regulations have been complied with and such approvals of any regulatory or governmental agency have been obtained and contractual obligations to which the Option may be subject have been satisfied. The Corporation, in its discretion, may postpone the issuance or delivery of Stock under any Option until completion of such stock exchange listing or registration or qualification of such Stock or other required action under any federal or state law, rule, or regulation as the Corporation may consider appropriate, and may require any Grantee to make such representations and furnish such information as it may consider appropriate in connection with the issuance or delivery of Stock under the Plan.

SECTION 12. TAX WITHHOLDING. To the extent required by applicable federal, state, local or foreign law, a Grantee shall make arrangements satisfactory to the Company for the satisfaction of any withholding tax obligations that arise by reason of an Option exercise or any sale of shares. The Company shall not be required to issue shares until such obligations are satisfied. The Committee may permit these obligations to be satisfied by having the Company withhold a portion of the shares of the stock that otherwise would be issued to him or her upon the exercise of the Option, or to the extent permitted, by tendering shares previously acquired. The Committee may also, upon the request of a Grantee desiring to exercise an Option, direct the Company to lend the Grantee an amount necessary to pay any federal and state income tax withholding requirements in connection with such exercise, which loan may be forgiven over a three-year period subject to continued service with the Company.

SECTION 13. LOANS TO GRANTEES. The Committee may, upon the request of a Grantee, direct the Company to lend the Grantee an amount necessary to satisfy the exercise price of any Option. Such loan may be forgiven over a three-year period subject to continued service with the Company.

SECTION 14. TRANSFERABILITY.

                  (a) Except as provided below, no Option shall be subject to anticipation, sale, assignment, pledge, encumbrance, charge or transfer except by will or the laws of descent and distribution, and an Option shall be exercisable during the Grantee's lifetime only by the Grantee.

                  (b) Notwithstanding the foregoing, the Committee may provide, in a Stock Option Agreement, that the Grantee may transfer NQSOs to family members or other persons or entities according to such terms as the Committee may determine; provided that the Grantee receives no consideration for the transfer of the NQSO and the transferred NQSO shall continue to be subject to the same terms and conditions as were applicable to the NQSO immediately before the transfer.

SECTION 15.  GENERAL PROVISIONS.



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                  (a) Each Option shall be evidenced by a Stock Option
         Agreement. The terms and provisions of such Stock Option Agreements may vary among Grantees and among different Options granted to the same Grantee.

                  (b) The grant of an Option in any year shall not give the Grantee any right to similar grants in future years, any right to continue such Grantee's employment relationship with the Corporation or its Subsidiaries, or, until such Option is exercised and share certificates are issued, any rights as a stockholder of the Corporation. All Grantees shall remain subject to discharge to the same extent as if the Plan were not in effect.

                  (c) No Grantee, and no beneficiary or other persons claiming under or through the Grantee shall have any right, title or interest by reason of any Option to any particular assets of the Corporation or its Subsidiaries, or any shares of Stock allocated or reserved for the purposes of the Plan or subject to any Option except as set forth herein. The Corporation shall not be required to establish any fund or make any other segregation of assets to assure the payment of any Option.

                  (d) The issuance of shares of Stock to Grantees, their legal representatives or other permitted holders shall be subject to any applicable taxes and other laws or regulations of the United States or of any state having jurisdiction thereof.

SECTION 16. AMENDMENT OR TERMINATION. The Board may, at any time, alter, amend, suspend, discontinue or terminate this Plan; provided, however, that no such action shall adversely affect the rights of Grantees to Options previously granted hereunder and, provided further, however, that any shareholder approval necessary or desirable in order to comply with Section 162(m) or Section 422 of the Code (or other applicable law or regulation) shall be obtained in the manner required therein. The Committee may waive any conditions or rights under, or amend, alter, suspend, discontinue, or terminate, any Option theretofore granted and any Stock Option Agreement relating thereto; provided, however, that, without the consent of an affected Grantee, no such action may materially impair the rights of such Grantee under such Option.

SECTION 17. EFFECTIVE DATE OF PLAN. This Plan is effective upon its adoption by the Board and shall continue in effect until terminated by the Board. No ISO may be granted more than ten years after the adoption of the Plan by the Board or approval of the Plan by the stockholders, whichever is earlier.

                           - - - - - - - - - - - - - -

This Plan was amended and restated on March 12, 1998.



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